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                                                                  Exhibit 10.6


                                                                March 31, 1998

Rick Chavez
Silicon Valley Internet Partners
Austin, TX

RE: RELOCATION PACKAGE

Dear Rick:

Subject to your agreement to relocate to the Boston area, Silicon Valley Internet Partners (the "Company") agrees to provide you with the following relocation package:

RELOCATION BONUS
----------------
The Company will provide you with a one time Relocation Bonus in the amount of $35,000.00.

RELOCATION EXPENSES
-------------------
You will be reimbursed for all reasonable expenses associated with the relocation of you and your family to the Boston area in accordance with the Company's expense reimbursement policy.

HOUSING LOAN
------------
To assist you in the purchase of a home in the Boston area, the Company will extend to you a loan in the principal amount of $50,000.00. Interest on the loan will accrue annually at the Prime Rate (as quoted in the Wall Street Journal on the loan execution date), and shall be due and payable by you within thirty (30) days following each anniversary of the loan. For the first four (4) years of the loan, you will only be responsible for payment of interest due on the loan at the rate set forth above. Upon commencement of the fifth (5th) year of the loan, you will commence repayment of principal and interest on the loan in accordance with a monthly repayment schedule in which the principal and interest will be repaid and amortized over a two (2) year period. If any of the following events occur while the loan remains outstanding, the loan will become immediately due and payable: (i) you cease to be employed by the Company for any reason; (ii) you fail to perform any of your obligations under any of the loan documents;
(iii) you file for bankruptcy or otherwise become insolvent; or (iv) upon the occurrence of the sixth (6th) anniversary of the loan agreement. 30,000 shares of stock and stock options in the Company held by you or granted to you will serve as collateral for the loan until full repayment to the company has been made by you of the loan principal and accrued interest. The terms of this loan will be set forth in a loan agreement, which shall be executed by you, your spouse and the Company. You and your


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spouse shall also be required to execute and acknowledge, as applicable, for the benefit of the Company, the following additional documents as collateral for the loan: (i) a promissory note; (ii) a pledge agreement pledging your interest in 30,000 shares of stock and stock options in the Company held by you or granted to you as referred to above; and (iii) an employee certificate certifying that the proceeds of the loan will be used to purchase a new principal residence in the Boston area, due to your employment relocation to Boston, Massachusetts.

                                               Very truly yours,

                                               /s/ Michael Tubridy
                                               -------------------------------
                                               Michael Tubridy
                                               Chief Financial Officer
                                               Silicon Valley Internet Partners


/s/ Richard Chavez            31 Mar 98
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Agreed and Accepted             Date








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                                                March 31, 1998


Rick Chavez
Silicon Valley Internet Partners
Austin, TX

RE: EMPLOYEE LOAN

Dear Rick:

Subject to your agreement to relocate to the Boston area, Silicon Valley Internet Partners (the "Company") agrees to provide you with the following employee loan:

EMPLOYEE LOAN
In connection with your relocation, the Company will extend to you a loan in the principal amount of $40,000.00. Interest on the loan will accrue annually at the Prime Rate (as quoted in the Wall Street Journal on the loan execution date), and shall be due and payable by you within thirty (30) days following each anniversary of the loan. Commencing on the first (1st) anniversary of the loan and continuing on each anniversary of the loan thereafter until and including the fourth (4th) anniversary of the loan, the Company will forgive twenty-five percent (25%) or $10,000 of the original principal amount of the loan, provided you remain an employee of the Company. If any of the following events occur while the loan remains outstanding, the remaining principal balance of the loan and accrued interest will become immediately due and payable: (i) you cease to be employed by the Company for any reason; (ii) you fail to perform any of your obligations under any of the loan documents; or
(iii) you file for bankruptcy or otherwise become insolvent. 30,000 shares of stock and stock options in the Company held by you or granted to you will serve as collateral ("stock collateral") for the loan. The terms of this loan will be set forth in a loan agreement, which shall be executed by you, your spouse and the Company. As long as you abide by the terms as set forth in the loan agreement and none of the events have occurred in items (i) through (iv) above, the stock collateral will be amortized to zero over a four year period. 1/48 of the 30,000 shares will be amortized down each month until no collateral exists after the 48th month. You and your spouse shall also be required to execute and acknowledge, as applicable, for the benefit of the Company, the following additional documents as collateral for the loan: (i) a promissory note, and (ii) a pledge agreement pledging your interest in any shares of stock and stock options in the Company held by you or granted to you.



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This Employee Loan and collateral referred to in this letter is separate from the Relocation Bonus and related Housing Loan and collateral granted to the employee as indicated in the Relocation Package memo dated March 31, 1998.

                                     Very truly yours,


                                     /s/ Michael Turbridy
                                     --------------------------------
                                     Michael Tubridy
                                     Chief Financial Officer
                                     Silicon Valley Internet Partners



/s/ Richard Chavez       31 Mar 98
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Agreed and Accepted           Date